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                                                                   EXHIBIT 99.2

                                                                    NEWS RELEASE
________________________________________________________________________________

[UNION TEXAS PETROLEUM LOGO]                           1330 Post Oak Boulevard
                                                       P.O. Box 2120
                                                       Houston, Texas 77252-2120
                                                       (713) 623-6544
Contact:   Carol L. Cox
           (713) 968-2714


               UNION TEXAS PETROLEUM REPORTS SIGNIFICANTLY HIGHER
                             FIRST QUARTER EARNINGS

            IMPROVED OIL AND LNG PRICES, INCREASED ETHYLENE MARGINS
                          CONTRIBUTE TO HIGHER INCOME


        Houston, April 21, 1995 -- Union Texas Petroleum Holdings, Inc. today reported 1995 first quarter earnings of 53 cents per share, up from 30 cents per share in 1994's corresponding period. Net income for 1995's first three months was $47 million, compared to $27 million in the same period a year ago.

        "Union Texas posted a very strong first quarter," said Chairman and CEO Clark Johnson. "Our 1995 first quarter results benefited from improved prices for crude oil and liquefied natural gas (LNG) as well as a significant increase in ethylene margins.

        "In the U.K. North Sea, we experienced a 24% increase in our crude oil prices for the first three months of 1995. During the first quarter of 1995, our average sales price for U.K. North Sea oil was $16.34 per barrel, compared to $13.13 per barrel a year ago.

        "In Indonesia, we saw a 13% improvement during the first three months of 1995 in our average LNG sales prices, which are set monthly based on a 'basket' of world oil prices. LNG prices averaged $3.07 per thousand cubic feet in 1995's first quarter, versus $2.72 per thousand cubic feet a year ago. The price increase was offset by a 14% decline in LNG sales volumes in the first quarter of 1995





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compared to the same period in 1994 due to the  contracted cargo mix," Johnson said.

        "During the first quarter of 1995, our ethylene margins averaged approximately 16 cents per pound of ethylene, compared to 1 cent per pound a year ago. Ethylene sales volumes rose to 120 million pounds of ethylene in the first quarter of 1995."

        Union Texas also noted that its average worldwide sales price for natural gas was $2.75 per thousand cubic feet in the first three months of 1995, compared to $2.46 per thousand cubic feet in 1994's same period. All of Union Texas' oil and gas producing operations are located overseas, where about 90% of the company's oil and gas revenues are indexed to world crude oil prices.

        Sales and operating revenues for 1995's first quarter totaled $240 million, up from $194 million a year ago, reflecting increased prices for crude oil, LNG and ethylene.

        One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana.





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        Comparative financial highlights follow (amounts in millions, except per share data):

                                                   THREE MONTHS
                                                  ENDED MARCH 31,
                                               --------------------
                                               1995           1994
                                               ----           ----
Net income..............................       $  47          $  27
Earnings per share......................       $ .53          $ .30
Sales and operating revenues............       $ 240          $ 194
Average common shares outstanding.......        87.6           87.7




See footnotes on page 6.





   Additional financial and operating information appears on the attached pages.





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                             UNION TEXAS PETROLEUM
                               FINANCIAL SUMMARY

                  (amounts in millions, except per share data)

                                                  FIRST QUARTER
                                              ---------------------
                                               1995           1994
                                              ------         ------
Sales and operating revenues                   $ 240          $ 194


Net income                                     $  47          $  27
  Major operations(a)

  Indonesia                                    $  28          $  29
  U.K. North Sea                               $  18          $  15
  Pakistan                                     $   4          $   3
  Petrochemicals                               $  12             --

Earnings per share of
  common stock                                 $ .53          $ .30

Discretionary cash flow(b)                     $ 112          $  90

  Major operations(a)

    Indonesia                                  $  44          $  46
    U.K. North Sea                             $  51          $  46
    Pakistan                                   $   8          $   7
    Petrochemicals                             $  19          $   2

Average common shares                           87.6           87.7



See footnotes on page 6.





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                             UNION TEXAS PETROLEUM
                      DISCRETIONARY CASH FLOW SUMMARY (b)
                             (amounts in millions)

                                                     FIRST QUARTER
                                              ----------------------------
                                               1995                  1994
                                              ------                ------
Net income                                    $  47                 $  27
Less: Equity partnership
         income                               $  (5)                $  (7)
Add:  DD&A                                    $  47                 $  47
      Deferred taxes                          $  (2)                $  (1)
      Exploration expenses                    $  15                 $  13
      Unimar equity DCF (c)                   $  10                 $  11

Discretionary cash flow                       $ 112                 $  90


See footnotes on page 6.


                             OPERATING SUMMARY (d)

                                                   FIRST QUARTER
                                             --------------------------
                                               1995                  1994
                                              ------                ------
Net crude oil sales (MBBLS/D)
     U.K. North Sea                              37                    35
     Indonesia                                    6                     7
     Pakistan                                     5                     4

Average crude oil prices (per BBL)
     U.K. North Sea                          $16.34                $13.13
     Indonesia                               $17.28                $14.72
     Pakistan                                $14.62                $12.77

Net natural gas sales (MMCF/D)
     Indonesian LNG                             242                   280
     U.K. North Sea                              44                    41
     Pakistan                                    43                    46

Average natural gas prices (per MCF)
     Indonesian LNG                          $ 3.07                $ 2.72
     U.K. North Sea (e)                      $ 3.01                $ 2.88
     Pakistan                                $ 1.30                $ 1.11

Ethylene (per LB)
     Sales price                             $  .28                $  .15
     Margins                                 $  .16                $  .01
     Sales volumes (MLBS/D)(f)                1,338                   904


See footnotes on page 6.





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                                   FOOTNOTES



(a)  Excludes corporate items and other worldwide ventures.

(b) Discretionary cash flow (DCF) is net income (less equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(c) Unimar equity DCF reflects the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's
     Indonesian operations.

(d)  Excludes the Unimar equity partnership.

(e) Excludes capacity charge of $17 million and $16 million in the first quarters of 1995 and 1994, respectively, from the North and South Sean gas fields in the U.K. North Sea.

(f) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.


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